SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2003

M.H. MEYERSON & CO., INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-23410	13-1924455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 459-9500

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure

By agreement dated July 22, 2003, M.H. Meyerson & Co., Inc., d/b/a Crown Financial Group, Inc., (“Crown”) and Spear, Leeds & Kellogg, L.P. (“SLK”) have agreed to extend the date of maturity from August 31, 2003 to August 31, 2005 of the National Association of Securities Dealers (“NASD”) approved subordinated loan agreement dated June 3, 1997, as amended. The extension of the maturity of the subordinated loan occurred in conjunction with a renegotiation of the clearing services SLK provides to Crown.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2003

M.H. MEYERSON & CO., INC.

By:	/S/ MICHAEL T. DORSEY
Name:	Michael T. Dorsey
Title:	Executive Vice President, General Counsel and Secretary

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